EXHIBIT 99.1

          Innodata Isogen Reports First Quarter 2004 Results

    NEW YORK--(BUSINESS WIRE)--May 13, 2004--Innodata Isogen, Inc.
(Nasdaq:INOD)

    --  Revenues jump 83% to $12.1 million in the first quarter.

    --  Company reports earnings of more than $2 million.

    --  Cash position grows to more than $10 million.

    Innodata Isogen, Inc. (Nasdaq:INOD), a leading provider of content supply chain solutions, today announced net income of $2,080,000, or $0.08 per diluted share, for the first quarter of 2004, versus a net loss of $1,113,000, or $0.05 per diluted share, for the first quarter of 2003.
    Revenues were $12,157,000 for the three months ended March 31, 2004, climbing approximately 83% from revenues of $6,653,000 for the same period in 2003.
    Revenues in the first quarter of 2004 were up 12% over the fourth quarter of 2003, when the company reported revenues of $10,821,000. Innodata Isogen also saw a fourfold increase in earnings from last quarter, when the company reported net income of $475,000, or $0.02 per diluted share.
    As compared to December 31, 2003, when the company reported unrestricted cash and equivalents of approximately $5 million, the company has essentially doubled its unrestricted cash position to slightly more than $10 million. In addition, working capital climbed to approximately $14 million as of March 31, 2004.
    Of the approximately $5 million cash increase, $1 million was recovered from an account that had been written off as a bad debt in 2001, and approximately $1 million represents a tax refund received during the quarter. The $1 million bad debt recovery, minus a tax provision of approximately $330,000, is included in the company's first quarter net income.
    The company attributed its improved operating results chiefly to increased operational efficiencies, rigorous cost management and an improving business climate.
    "We're pleased to report solid improvements in revenues and earnings," said Jack Abuhoff, chairman and CEO of Innodata Isogen. "I'm encouraged by the increasing levels of activity in key markets, as well as more numerous signs of vigor in the economy overall. I'm confident we will continue to outpace our performance in 2003."
    Innodata Isogen has approximately $1.1 million in outstanding authorization under the terms of a stock buyback program, approved by the Board of Directors in August 2002, should it decide to buy back shares.

    Timing of Conference Call with Q&A

    Innodata Isogen will conduct an investor conference call, including a question & answer period, at 11:00 a.m. ET today.
Interested parties can participate in this call by dialing the following call-in numbers:

    1-800-915-4836 (Domestic)
    1-973-317-5319 (International)

    Replays will also be made available at:

    1-800-428-6051 (Domestic Replay)
    1-973-709-2089 (International Replay)
    (Passcode on Replay only: 353283)

    Investors are also invited to access a live webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the webcast feature will be in a listen-only mode. Call-in or webcast replay will be available for 30 days following the conference call.

    About Innodata Isogen

    Innodata Isogen (www.innodata-isogen.com) optimizes content supply chains, helping clients realize significant cost savings and productivity gains from content-related operations, achieve better outcomes and compete more effectively in demanding global markets.
    Our solutions encompass virtually every activity necessary to create, use and distribute information products. Clients can choose from an array of integrated point solutions or simply outsource their entire content supply chain to Innodata Isogen.
    The company, based in metro New York, has seven content solution centers and satellites in North America and Europe, seven certified content production facilities and a dedicated tools and technology center in Asia, together employing approximately 7,000 content specialists worldwide.
    Among our extensive roster of blue-chip clients are the world's leading commercial publishers, Global 2000 enterprises, government agencies, and major archives, libraries and museums.

    This release contains certain forward-looking statements, including without limitation, statements concerning the company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.
    These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuation or worsening of present depressed market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time-to-time in the company's filings with the Securities and Exchange Commission.
    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.


                INNODATA ISOGEN, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                                Three Months Ended
                                                     March 31,

                                                 2004          2003
                                                 ----          ----

REVENUES                                     $   12,157    $    6,653
                                             -----------   -----------

OPERATING COSTS AND EXPENSES:
  Direct operating expenses                       7,775         5,825
  Selling and administrative expenses             2,254         2,046
  Bad debt recovery - net                          (963)            -
  Interest expense (income) - net                     1            (9)
                                             -----------   -----------

     Total                                        9,067         7,862
                                             -----------   -----------
INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT
 FROM) INCOME TAXES                               3,090        (1,209)

PROVISION FOR (BENEFIT FROM) INCOME TAXES         1,010           (96)
                                             -----------   -----------
NET INCOME (LOSS)                            $    2,080    $   (1,113)
                                             ===========   ===========

BASIC INCOME (LOSS) PER SHARE                $      .09    $     (.05)
                                             ===========   ===========
WEIGHTED AVERAGE SHARES OUTSTANDING              21,952        21,436
                                             ===========   ===========

DILUTED INCOME (LOSS) PER SHARE              $      .08    $     (.05)
                                             ===========   ===========
ADJUSTED DILUTIVE SHARES OUTSTANDING             24,527        21,436
                                             ===========   ===========


                INNODATA ISOGEN, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in Thousands)

                                               March 31,     Dec. 31,
                                                 2004          2003
                                                 ----          ----
                                               Unaudited      Derived
                                                               from
                                                              audited
                                                             financial
                                                            statements
ASSETS

CURRENT ASSETS:
 Cash and equivalents                        $   10,316    $    5,051
 Cash and equivalents - restricted                1,000         1,000
 Accounts receivable - net                        7,945         8,497
 Refundable income taxes                              -         1,075
 Prepaid expenses and other current assets        1,136           999
 Deferred income taxes                              483         1,421
                                             -----------   -----------

     Total current assets                        20,880        18,043

PROPERTY AND EQUIPMENT - NET                      5,380         5,628

OTHER ASSETS                                        839           800

GOODWILL                                            675           675
                                             -----------   -----------

TOTAL                                        $   27,774    $   25,146
                                             ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable and accrued expenses       $    2,498    $    2,451
 Accrued salaries and wages                       3,338         2,865
 Income and other taxes                             607           598
 Current portion of capital lease obligations       150           146
                                             -----------   -----------

     Total current liabilities                    6,593         6,060

DEFERRED INCOME TAXES PAYABLE                     1,417         1,410

OBLIGATIONS UNDER CAPITAL LEASE                     231           272

STOCKHOLDERS' EQUITY                             19,533        17,404
                                             -----------   -----------


TOTAL                                        $   27,774    $   25,146
                                             ===========   ===========


    CONTACT: Innodata Isogen
             Al Girardi, 201-488-1200, ext. 5392
             agirardi@innodata-isogen.com